NEW WORLD PASTA COMPANY

85 Shannon Road

Harrisburg, PA 17112

CONTACT:	Cary A. Metz
(717) 526-2200

NEW WORLD PASTA COMPANY RECEIVES EXTENSION OF ITS BANK WAIVER

HARRISBURG, PA — July 1, 2003 — New World Pasta Company announced today that the lenders under its senior secured credit facility have approved an amendment to that facility which permits the Company to file its financial reports by August 8, 2003, and waives certain interim financial covenants. The amendment extends the waiver of defaults under that facility that were caused by New World Pasta’s failure to file its quarterly report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 28, 2002, and allows the Company to file that report, the Company’s annual report for the fiscal year ended December 31, 2002 and its report for the quarter ended March 29, 2003, by August 8, 2003.

“We, along with our auditors, continue to make significant progress in the completion of our financial reports, and we remain fully committed to completing these reports as soon as we can,” stated Ed Lyons, the Company’s Senior Vice President and Chief Financial Officer. “We are pleased that our lenders, and our other stakeholders and business partners, are supportive of the time it takes to do this.”

The Company had previously announced that its objective in completing its financial statements was accuracy and thoroughness, and that as a result of its objective, and its methodical approach, it would not provide a definitive timeline for the completion of its review and reports. The Company is in discussions with its lenders under its senior secured credit facility to obtain a continued waiver of these defaults for a longer period of time as it develops this more definitive timeline, and believes it will be able to obtain such a waiver. No assurances can be provided however, that such discussions will result in appropriate waivers for the Company.

New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY’S FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.